EXHIBIT 10.2

AMENDMENT NO. 1 TO PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO PURCHASE AGREEMENT is made and entered into as of January 27, 2004 by and among United Rentals (North America), Inc., (the “Company”), a Delaware corporation, United Rentals, Inc., (“Holdings”), a Delaware corporation, certain of the Company’s subsidiaries who are guarantors under the Purchase Agreement (the “Guarantors”), as set forth on Schedule B, and Credit Suisse First Boston LLC, as representative of the several purchasers under the Purchase Agreement, (the “Representative”).

WITNESSETH:

WHEREAS, the Company, Holdings, the Guarantors and the Representative (collectively, the “Parties”) wish to amend certain provisions of the agreement relating to the purchase by the initial purchasers of $375,000,000 principal amount of the Company’s 7% Senior Subordinated Notes due 2014, by and among the Parties, dated as of January 23, 2004 (the “Purchase Agreement”). The Parties wish to amend the Purchase Agreement to include Legg Mason Wood Walker, Incorporated as an initial purchaser in addition to those initial purchasers named in the Purchase Agreement.

WHEREAS, all capitalized terms contained herein shall have the meanings ascribed to them in the Purchase Agreement, unless otherwise expressly set forth herein. This Amendment, upon execution as provided for below, shall constitute Amendment No. 1 to the Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and subject to the fulfillment of the conditions set forth below, the parties hereto agree as follows:

1. Schedule A to the Purchase Agreement is hereby amended and restated to read as follows:

Purchaser	Principal Amount of Notes to be Purchased
Credit Suisse First Boston LLC	$65,625,000
Banc of America Securities LLC	65,625,000
Citigroup Global Markets Inc.	65,625,000
J.P. Morgan Securities Inc.	65,625,000
BNY Capital Markets, Inc.	18,750,000
Credit Lyonnais (USA) Inc.	18,750,000
Legg Mason Wood Walker, Incorporated	18,750,000
Scotia Capital (USA) Inc.	18,750,000
UBS Securities LLC	18,750,000
Wachovia Capital Markets, LLC	18,750,000

Total:	$375,000,000

2. References in the Purchase Agreement to Purchasers shall hereby be amended to refer to the Purchasers set forth therein and Legg Mason Wood Walker, Incorporated.

3. The Purchase Agreement, as amended by this Amendment, constitutes the entire agreement with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both written and oral, between the Parties.

4. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall together constitute one and the same Agreement.

5. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law. The Company, Holdings and the Guarantors hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

6. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and affiliates, and the controlling persons referred to in Section 7 of the Purchase Agreement, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) of the Purchase Agreement against the Company as if such holders were parties thereto.

7. This Amendment shall not constitute a waiver, amendment or modification of any other provision of the Purchase Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of any of the parities hereto that would require a waiver or consent of the other parties hereto. Except as expressly amended or modified herein, the provisions of the Purchase Agreement are and shall remain in full force and effect.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to Purchase Agreement to be executed on its behalf by its officers or representatives thereunto duly authorized, all as of the date first written above.

Very truly yours,

UNITED RENTALS (NORTH AMERICA), INC.,

by

Name: Wayland R. Hicks
Title: Chief Executive Officer

UNITED RENTALS, INC.,

by

Name: Wayland R. Hicks
Title: Chief Executive Officer

EACH OF THE GUARANTORS LISTED ON SCHEDULE B HERETO THAT IS A CORPORATION,

by

Name: Wayland R. Hicks
Title: Vice President

EACH OF THE GUARANTORS LISTED ON SCHEDULE B HERETO THAT IS A LIMITED PARTNERSHIP, BY UNITED RENTALS (NORTH AMERICA), INC., ITS GENERAL PARTNER,

by

Name: Wayland R. Hicks
Title: Chief Executive Officer

EACH OF THE GUARANTORS LISTED ON SCHEDULE B HERETO THAT IS A LIMITED LIABILITY COMPANY, BY UNITED RENTALS (NORTH AMERICA), INC., ITS MANAGING MEMBER,

by

Name: Wayland R. Hicks
Title: Chief Executive Officer

CREDIT SUISSE FIRST BOSTON LLC,

Acting on behalf of itself and as the Representative of the several Purchasers.

by

Name:
Title:

Schedule A

[Intentionally Left Blank]

Schedule B

Guarantor	Place of Formation

United Rentals (Delaware), Inc.	Delaware

United Rentals Gulf, Inc.	Delaware

United Equipment Rentals Gulf, L.P.	Texas

United Rentals Highway Technologies, Inc.	Massachusetts

United Rentals Highway Technologies Gulf, Inc.	Delaware

United Rentals Highway Technologies, L.P.	Texas

United Rentals Northwest, Inc.	Oregon

United Rentals Southeast Holding LLC	Georgia

United Rentals Southeast, Inc.	Delaware

United Rentals Southeast, L.P.	Georgia

Wynne Systems, Inc.	California